Joint Filer Information

Names:	Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Streamline Health Solutions, Inc. [STRM]

Date of Event Requiring Statement:	July 10, 2015
The undersigned, Deerfield Mgmt, L.P.,  Deerfield Management Company, L.P.  and Deerfield Special Situations Fund, L.P. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Invitae Corporation.

Signatures:

DEERFIELD MGMT, L.P.

By:  J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler
       Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:  Flynn Management LLC, General Partner

By: /s/ Jonathan Isler
       Jonathan Isler, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner
By:  J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler
       Jonathan Isler, Attorney-In-Fact